                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           IGEN INTERNATIONAL, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                            IGEN INTERNATIONAL, INC.
                             16020 Industrial Drive
                          Gaithersburg, Maryland 20877

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 13, 2001

To The Stockholders of IGEN International, Inc.:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IGEN International, Inc. will be held on September 13, 2001 at 10:00 a.m. local time at The Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, DC 20007 for the following purposes:

     1. To elect two Class II directors for a three-year term (Proposal One).

     2. To approve an increase in the number of shares available for issuance under the Company's 1994 Stock Option Plan from 1,750,000 to 2,500,000 (Proposal Two).

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on July 23, 2001 as the record date for the Annual Meeting. Only holders of the Company's common stock at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at 16020 Industrial Drive, Gaithersburg, Maryland, 20877 from August 30, 2001, through September 12, 2001.

                              By Order of the Board of Directors

                              George V. Migausky
                              Secretary

Gaithersburg, Maryland
July 30, 2001

  ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                            IGEN International, Inc.
                             16020 Industrial Drive
                          Gaithersburg, Maryland 20877


                                PROXY STATEMENT
                                      for
                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 13, 2001


                             INTRODUCTORY STATEMENT

  This Proxy Statement is being furnished to the stockholders of IGEN International, Inc., a Delaware corporation (the "Company"), as part of the solicitation of the enclosed proxy by its board of directors (the "Board of Directors" or "Board") from holders of the outstanding shares of the Company's common stock, par value $0.001 per share ("Common Stock"), for use at the Annual Meeting of Stockholders to be held on September 13, 2001, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, DC 20007. The Company first mailed this Proxy Statement, the accompanying proxy card and the Company's Annual Report for the fiscal year ended March 31, 2001 on or about August 1, 2001, to all stockholders entitled to vote at the Annual Meeting.


               VOTING, SOLICITATION, AND REVOCABILITY OF PROXIES

Voting

  Each outstanding share of Common Stock is entitled to one vote on all matters as to which a vote is taken at the Annual Meeting. The Board of Directors has fixed the record date as July 23, 2001 (the "Record Date") for determination of stockholders entitled to notice of and to vote at the Annual Meeting. The number of shares of Common Stock outstanding on the Record Date was 19,350,512. The presence, in person or by proxy, of at least a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining a quorum but are not counted for any purpose in determining whether a matter is approved.

  At the Annual Meeting, stockholder votes will be tabulated by one or more persons appointed to act as inspectors of election. The inspectors of election will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

  All proxies in the enclosed form of proxy that are properly executed and returned to the Company prior to commencement of voting at the Annual Meeting will be voted at the Annual Meeting or any adjournments or postponements thereof in accordance with the instructions thereon. Executed but unmarked proxies will be voted FOR all proposals set forth in this Proxy Statement.

Solicitation

  The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Revocability of Proxies

  Any person giving a proxy pursuant to this solicitation has the power to revoke such proxy at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 16020 Industrial Drive, Gaithersburg, Maryland 20877, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.




                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

  The Board of Directors consists of six directors divided equally into three classes designated as Class I, Class II and Class III. The term of office of the Class II directors will expire at the Annual Meeting and Class II directors will be elected for a three-year term. The terms of office of the Class I directors and Class III directors will expire at the annual meetings of stockholders in 2003 and 2002, respectively, and their successors will be elected for a three-year term. The nominees listed below are currently directors of the Company.

  It is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as director of the persons named below as nominees, if authority to do so is not withheld. The Company believes that each nominee will stand for election and will serve if elected as director. However, if a person nominated by the Board of Directors fails to stand for election or will be unable to accept election, the proxies will be voted for the election of such other person or persons as the Company's Board of Directors may propose.

  The two candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company. Proxies may not be voted for a greater number of persons than the number of nominees named.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                         IN FAVOR OF THE NAMED NOMINEES

Information as to the Nominees and Continuing Directors

  The following table sets forth, as of July 23, 2001, the names and certain other information regarding the nominees for election as director and those directors who will continue to serve after the Annual Meeting.

                                         Director   Expiration
Nominees for a Three-year Term    Age     Since      of Term      Positions Held With the Company
------------------------------    ---     -----      -------      -------------------------------
Richard J. Massey, Ph.D./(1)/      55      1990         2001      President, Chief Operating Officer
                                                                  and Director
Joop Sistermans/(2)(3)/            58      1999         2001      Director

Continuing Directors
--------------------
Robert Salsmans/(2)(3)/            56      1995         2003      Director
Anthony Rees/(2)/                  57      2000         2003      Director
Richard Cass                       55      2000         2002      Director
Samuel J. Wohlstadter/(1)/         59      1982         2002      Chairman, Chief Executive Officer
                                                                  and Director

________________________
(1)  Member of Non-Officer Stock Option Committee.
(2)  Member of Audit Committee.
(3)  Member of Compensation Committee.

Set forth below is certain biographical information regarding the directors of the Company.

Nominees for a Three-Year Term

  RICHARD J. MASSEY, Ph.D. is a founder of the Company, has been President and Chief Operating Officer of the Company since February 1992, and served as Senior Vice President of the Company from 1985 to 1992. From 1981 until he joined IGEN in 1983, Dr. Massey was a faculty member in the Microbiology and Immunology Department at Rush Medical Center in Chicago. Prior to that, he was Senior Research Scientist at the National Cancer Institute, Frederick Cancer Research Center.

  JOOP SISTERMANS currently serves as Chairman, Supervisory Board of Thuiszorg Kempenstreek (Netherlands), a public organization for homecare, and serves on the Advisory Committee Economy, Ecology and Technology, for the Dutch Ministry of Economic Affairs. Mr. Sistermans also is Vice Chairman of the Framework Programme Expert Advisory Group of the European Commission for Innovative Products, Processes and Organizations and is a Supervisory Board member for the University of Twente and of the Maastricht School of Management. From 1999 to 2000, Mr. Sistermans served as Executive Vice President of Origin International B.V., a member company of the Phillips Electronics Group of Companies based in Eindhoven, Netherlands. Mr. Sistermans was employed by Akzo Nobel from 1986 to 1999, most recently as Executive Vice President and member of the Executive Council responsible for Strategy and Technology. Mr. Sistermans previously served on the Board of Directors of the Company from 1993 to 1995 while in the position of President and Chief Executive Officer of Akzo Nobel's Organon Teknika business unit.

Continuing Directors

Class I  (term expires 2003)

  ROBERT R. SALSMANS has served as President and Chief Executive Officer of Organon Teknika B.V., a business unit that is part of the Pharma group of Akzo Nobel N.V., a holding company with high technology operating units in the biotechnology, medical, and pharmaceutical industries, in the

Netherlands. From October 1993 through August 1994, Mr. Salsmans served as Managing Director of Organon Teknika B.V. and from 1990 through September 1993, he served as Managing Director of Organon International B.V.

  ANTHONY REES, D. Phil. is Director of Science at Synt:em, a French biotechnology company, a position he has held since January 2000. During 1999 he served as a non-executive Director of Synt:em. Dr. Rees has held academic positions at the University of Oxford (1980-90) and the University of Bath, Great Britain, including Professorial Research Fellow since January 2000 and from 1990 to 1997 he served as Head of the Biochemistry Department. Since 1987 Dr. Rees has been Executive Editor of the journal Protein Engineering. In 1989 Dr. Rees co-founded Oxford Molecular PLC, a British software company. While on sabbatical from Oxford University from 1989 to 1990, Dr. Rees was Vice President of Research at IGEN. Dr. Rees received his doctoral degree from Oxford University.

Class III (term expires 2002)

  RICHARD W. CASS has been a partner with the law firm of Wilmer, Cutler & Pickering since 1979 and is a member of his firm's Management Committee and co-chairman of its Corporate Practice Group. He specializes in corporate and securities law and represents companies and entrepreneurs in acquisitions, dispositions, joint ventures, and public securities offerings. Mr. Cass received his bachelor's degree from Princeton University and his law degree from Yale University.

  SAMUEL J. WOHLSTADTER is a founder of the Company and has been Chairman of the Board and Chief Executive Officer since its formation in 1982. Mr. Wohlstadter has been a venture capitalist for more than 25 years and has experience in founding, supporting and managing high technology companies, including Amgen Inc., a biopharmaceutical company, and Applied Biosystems, Inc., a medical and biological research products company. Mr. Wohlstadter is also Chief Executive Officer of Hyperion Catalysis International, an advanced materials company, which he founded in 1981; of Pro-Neuron, Inc., a drug discovery company, which he founded in 1985; of Proteinix Corporation, a development stage company organized to conduct research in intracellular metabolic processes, which he founded in 1988; and of Pro-Virus, Inc., a drug discovery company, which commenced operations in 1994.

Corporate Governance and Other Matters

  The Board of Directors acts as nominating committee for selecting nominees for election as directors. The Company's Bylaws permit stockholders eligible to vote for the election of directors at the Annual Meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of the Company. The Bylaws also permit stockholders to propose other business brought before an annual meeting, provided that such proposals are made pursuant to timely notice to the Secretary of the Company. To be timely, notice must be received at the principal executive offices of the Company no later than the date designated for receipt of stockholder proposals. See "Stockholder Proposals".

  The Board of Directors has an Audit Committee and a Compensation Committee, each of which consist entirely of non-employee directors. The Board of Directors does not have a Nominating Committee. The Audit Committee meets with the Company's independent auditors at least quarterly to review the results of the quarterly reviews and annual audit and to discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. During fiscal 2001, the Audit Committee was composed of Messrs. Salsmans, Sistermans and Rees. Six meetings were held by the Audit Committee during fiscal 2001. The Board of Directors has adopted a written charter for the Audit Committee which was included as an appendix to the Company's 2000 Proxy Statement.

  The Compensation Committee is responsible for establishing the Company's compensation programs for executive officers and makes determinations concerning executive salaries and incentive compensation, awards stock options to executive officers under the Company's stock option plans and otherwise determines executive compensation levels and performs such other functions regarding compensation as the Board may delegate. Until July 14, 2000 during fiscal 2001, the Compensation Committee of the Board of Directors had no meetings and was composed of two former directors, Messrs. Lurier and O'Neill, neither of whom has been an officer or employee of the Company. Effective July 14, 2000, the Compensation Committee became composed of Messrs. Salsmans and Sistermans both of whom are "non-employee directors" and "outside directors" as defined in the rules promulgated by the Securities and Exchange Commission and Section 162(m) of the Internal Revenue Code. Prior to July 14, 2000, no meetings were held by the Compensation Committee during fiscal 2001 and one meeting was held thereafter.

  The Board of Directors has also established a Non-Officer Stock Option Committee with authority to grant stock options to persons who are not, at the time of the grant of the option, executive officers of the Company subject to
Section 16 of the Securities Exchange Act of 1934, as amended. The members of the Non-Officer Stock Option Committee are Mr. Wohlstadter and Dr. Massey. The Non-Officer Stock Option Committee held two meetings during fiscal year ended March 31, 2001.

  During the fiscal year ended March 31, 2001 the Board of Directors held 16 meetings. All directors attended at least 75% of the meetings of the Board and of the committees on which they served.

Compensation Committee Interlocks and Insider Participation

  All members of the Compensation Committee have been and are outside directors and no director or executive officer of the Company serves on the compensation committee of the board of directors of any company for which Messrs. Salsmans or Sistermans serves as an executive officer or director.

Independent Accountants

  The Company's independent auditor for the fiscal year ended March 31, 2001 was Deloitte & Touche LLP. Representatives of Deloitte & Touche LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The Board of Directors has not selected an independent auditor for the fiscal year ending March 31, 2002. Currently, management and the Audit Committee are evaluating auditor services. After review of the services, the Board of Directors, on recommendation from the Audit Committee, will appoint the auditor.

Report of the Audit Committee

  The Audit Committee is comprised of three directors named below, all of whom meet the independence and experience requirements of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Audit Committee has adopted a written charter that has been approved by the Board of Directors.

  The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended March 31, 2001 with management and Deloitte & Touche LLP, the Company's independent auditors. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement of Audit Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit, including discussions relating to that firm's independence. The Audit Committee has received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

  Based on the considerations referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year ended March 31, 2001 be included in the Company's Annual Report on Form 10-K for 2001 for filing with the Securities and Exchange Commission.

  The foregoing report is provided by the following independent directors, who constitute the Audit Committee:

  Joop Sistermans
  Robert Salsmans
  Anthony Rees

Relationship with Independent Accountants

  Deloitte & Touche LLP is the independent accounting firm that audits the Company's financial statements. In accordance with standing policy, Deloitte & Touche LLP periodically changes the personnel who work on the audit.

  In addition to performing the audit of the Company's consolidated financial statements, Deloitte & Touche LLP provided various other services during 2001. The aggregate fees billed for 2001 for each of the following categories of services are set forth below:

        . Audit Fees: $162,000 for services rendered for the annual audit of the Company's consolidated financial statements for 2001 and the quarterly review of the financial statements included in the Company's Form 10-Q; and

        . All Other Fees: $36,000 for all other services. "All other services" primarily includes (i) the preparation of tax returns of the Company,
           (ii) review and other procedures related to Form S-3 registration statement and (iii) a compliance report relating to a debt agreement.

  Deloitte & Touche LLP did not provide any services related to financial information systems design and implementation during 2001. The Audit Committee has considered whether the provision of services described in All Other Fees, above, is consistent with maintaining Deloitte & Touche's independence.

Compensation of Directors

  Each non-employee director of the Company receives a per meeting attendance fee of $1,000. In the fiscal year ended March 31, 2001, the total compensation paid to non-employee directors (all directors except Mr. Wohlstadter and Dr. Massey) was $13,000. In accordance with Company policy, the Company pays for or reimburses for all expenses incurred by members of the Board of Directors in connection with attendance at Board meetings.

  Under the Company's 1994 Non-Employee Directors' Stock Option Plan, each non-employee director of the Company is automatically granted an option to purchase 10,000 shares of the Company's Common Stock effective on the date of such director's election or appointment to the Board. Effective June 6, 2001, the Board of Directors adopted an amendment to the plan. Under the plan, as amended, each non-employee director was granted as of June 6, 2001 an additional 10,000 shares of the Company's Common Stock. Additional options may be granted in the future to non-employee directors at a date or dates set by the Board of Directors. The options have an exercise price set at 100% of the fair market value on the date of grant, have a ten year term, and vest over a period of five years with one-fifth of the option becoming exercisable one year from the date of grant and an additional one-twentieth becoming exercisable every three months thereafter. Such vesting is conditioned upon continued service as a director of the Company. Set forth below is a table of options granted under this plan to and held by the non-employee directors as of the Record Date.

                    Option Grants to Non-Employee Directors

                            Number of Shares             Number
                           Underlying Options           of Shares          Exercise or Base
Name                           Granted                   Vested             Price ($/Sh)             Expiration Date
----                           -------                   ------             ------------             ---------------
Richard W. Cass                  10,000                  2,000                   $15.69                  June 2010
                                 10,000                      0                   $23.06                  June 2011
Anthony R. Rees                  10,000                  2,000                   $15.69                  June 2010
                                 10,000                      0                   $23.06                  June 2011
Robert R. Salsmans               10,000                 10,000                   $ 6.25                August 2005
                                 10,000                      0                   $23.06                  June 2011
Joop Sistermans                  10,000                  4,000                   $24.69             September 2009
                                 10,000                      0                   $23.06                  June 2011


                                  PROPOSAL TWO

TO APPROVE AN INCREASE IN THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE
          COMPANY'S 1994 STOCK OPTION PLAN FROM 1,750,000 TO 2,500,000

  The essential features of the Company's 1994 Stock Option Plan, as amended through July 23, 2001 (the "1994 Plan"), are outlined below. This summary is qualified in its entirety by reference to the full text of such plan. The full text of the amendment subject to stockholder approval is attached as Exhibit A to this Proxy Statement. The increase in the number of shares available for issuance under the 1994 Plan is contingent on stockholder approval at the Annual Meeting.

Proposed Amendment To The 1994 Plan

  This amendment to the 1994 Plan will increase the number of shares of common stock available for issuance under the 1994 Plan from 1,750,000 to 2,500,000. The Board believes that this amendment is necessary to provide sufficient shares to meet the needs of a competitive hiring environment in an industry that typically offers stock-based compensation as an important incentive. The affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote is required to approve this proposal.

General

  The 1994 Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1994 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1994 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options. Assuming the stockholders approve the increase to the options available under the 1994 Plan at the Annual Meeting, the Company, under the 1994 Plan, will be able to issue up to 2,500,000 options from the previous limit of 1,750,000 options. In July 2001, the Board approved and the Company implemented an additional option plan, the IGEN International, Inc. 2001 Broad Based Option

Plan. Under that plan, the Company can issue up to 250,000 shares of the Company's common stock to persons other than directors and officers of the Company in the form of non-qualified stock options under terms similar to those provided in the 1994 Plan.

Purpose

  The 1994 Plan was adopted to provide a means by which selected officers and other employees of and consultants to the Company and its affiliates would have an opportunity to purchase the Common Stock of the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

Administration

  The 1994 Plan is administered by the Board of Directors of the Company or its delegate. The Board has the power to construe and interpret the 1994 Plan and, subject to the provisions of the 1994 Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board of Directors is authorized to delegate administration of the 1994 Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the 1994 Plan to the Compensation Committee of the Board. The Board also delegated to a Non-Officer Stock Option Committee, composed of Mr. Wohlstadter and Dr. Massey, the authority to grant stock options to persons who are not at the time of the grant of options named executive officers subject to
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As used herein with respect to the 1994 Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

  The Company limits the directors who may serve as members of the Compensation Committee to those who are "outside directors" under the tax rules.

Eligibility

  Incentive stock options may be granted under the 1994 Plan only to selected employees (including officers) of the Company and its affiliates. Selected employees (including officers) and consultants are eligible to receive nonstatutory stock options under the 1994 Plan. Directors who are not salaried employees of or consultants to the Company or to any affiliate of the Company participate in the Company's 1994 Non-Employee Director's Stock Option Plan and are not eligible to participate in the 1994 Plan. As of July 23, 2001, approximately 338 employees (excluding officers), three officers, and one consultant of the Company and its affiliates were eligible to be considered for stock options under the 1994 Plan.

  No incentive stock option may be granted under the 1994 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 1994 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000. In addition, no one may receive options within a twelve-month period for more than 200,000 shares.

Future Plan Benefits

  The amount of future option grants under the 1994 Plan to (i) the Company's Chief Executive Officer, (ii) the Company's Named Executive Officers (other than the Chief Executive Officer), (iii) all current executive officers as a group,
(iv) all current directors, who are not executive officers, as a group, and (v) all employees including all current officers who are not executive officers as a group are not determinable because, under the terms of the 1994 Plan, such grants are made in the discretion of the Compensation Committee. Future option exercise prices under the 1994 Plan are not determinable because they are based upon the fair market value of the Company's Common Stock on the date of the grant.

Stock Subject To The 1994 Plan

  If options granted under the 1994 Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1994 Plan.

Terms Of The Options

  The following is a description of the permissible terms of options under the 1994 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

  Exercise Price; Payment. The exercise price of incentive stock options under the 1994 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1994 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. On July 23, 2001, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $27.75 per share.

  The exercise price of options granted under the 1994 Plan must be paid either:
(a) in cash at the time the option is exercised; or (b) at the discretion of the Board (i) by delivery of other Common Stock of the Company, (ii) pursuant to a deferred payment arrangement, or (iii) in any other form of legal consideration acceptable to the Board.

  Option Exercise. Options granted under the 1994 Plan may become exercisable in cumulative increments as determined by the Board. Options generally vest 20% one year from the date of grant and 5% for each additional quarter thereafter, with the effect that such shares are fully vested after five years from the date of grant. The Board has the power to accelerate the time during which an option may be exercised. In addition, nonstatutory options granted under the 1994 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

  Term. The maximum term of options under the 1994 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1994 Plan terminate three months after the optionee ceases to be employed by the Company or any affiliate of the Company, unless (a) the termination of employment is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by the Company or any affiliate of the Company, or within three months after termination of such employment, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within 18 months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended if exercise of the option within these periods is prohibited for specified reasons.

Adjustment Provisions

  Each of the limits described relating to the number of shares of Common Stock available for grant under the 1994 Plan is subject to adjustment for stock dividends, splits and other similar events. In addition, if any outstanding option for any reason expires or is terminated or canceled and/or shares of Common Stock subject to repurchase are repurchased by the Company, then the shares allocable to the unexercised portion of such option or such repurchased shares may again be subject to an option under the 1994 Plan.

Effect of Certain Corporate Events

  The 1994 Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume options outstanding under the 1994 Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. If any surviving corporation declines to assume or continue options outstanding under the 1994 Plan, or to substitute similar options, then the time during which such options may be exercised will be accelerated and the options terminated if not exercised during such time.

Duration, Amendment and Termination

  The Board may suspend or terminate the 1994 Plan without shareholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1994 Plan will terminate on July 10, 2004.

  The Board may also amend the 1994 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval for the Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 of the Exchange Act; (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the Plan in any other way if such modification requires stockholder approval to comply with Rule 16b-3 of the Exchange Act or satisfy the requirements of Section 422 of the Code.

Restrictions on Transfer

  Under the 1994 Plan, an option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

Federal Income Tax Information

  Incentive Stock Options. Incentive Stock options under the 1994 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

  There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

  If an optionee holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss upon the disqualifying disposition, will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year. Capital gains currently are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

  To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and perhaps, in the future, the satisfaction of a withholding obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

  Nonstatutory Stock Options. Nonstatutory stock options granted under the 1994 Plan generally have the following federal income tax consequences:

  There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of any withholding obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

  Potential Limitation On Company Deductions. Code section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

  Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Code Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period; (ii) the per-employee limitation is approved by the shareholders; (iii) the option is granted by a compensation committee comprised solely of "outside directors"; and (iv) either the exercise price of the option is no less than the fair market value of the stock on the date of grant, or the option is granted (or exercisable) only upon the achievement (as certified by the Compensation Committee) of an objective performance goal established by the Compensation Committee while the outcome is substantially uncertain.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE INCREASE IN THE NUMBER
      OF OPTIONS AUTHORIZED FOR ISSUANCE UNDER THE 1994 STOCK OPTION PLAN


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

  The following table sets forth, as of July 23, 2001 (except as otherwise footnoted below), certain information regarding the ownership of the Company's Common Stock of: (i) each current director; (ii) each nominee for director;
(iii) each of the Named Executive Officers (see Executive Compensation); (iv) each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock; and (v) all executive officers and directors of the Company as a group. As of July 23, 2001, none of the individuals identified in the foregoing sentence owned any of the Company's Series B Convertible Preferred Stock.

                                                                             Number       Percent
                                                                             ------       -------
Name (1)                                                                   of Shares      of Total
--------                                                                   ---------      --------
Samuel J. and Nadine Wohlstadter (2)                                       4,451,437        23.0%
   c/o IGEN International, Inc.
   16020 Industrial Drive
   Gaithersburg, MD 20877
Richard J. Massey, Ph.D.(3)                                                1,348,500         6.8%
   c/o IGEN International, Inc.
   16020 Industrial Drive
   Gaithersburg, MD 20877
George V. Migausky(4)                                                        228,267         1.2%
Robert R. Salsmans(5)                                                         10,000           *
Joop Sistermans(6)                                                             4,000           *
Richard Cass (7)                                                               2,000           *
Anthony Rees (8)                                                               5,100           *
All directors and executive officers as a group(9) (7 persons)             6,049,304        31.3%

_____________________
* Less than 1%

(1) This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the notes to this table and subject to the community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by him.

(2) Includes 40,000 shares issuable upon exercise of options held by Mr. Wohlstadter that are currently exercisable or exercisable within 60 days. Also, includes 35,000 shares that were issued under an early exercise feature in an option granted to Mr. Wohlstadter, subject to a limited repurchase right in favor of the Company at the option exercise price. Does not include 128,100 shares held by Mr. Wohlstadter's adult children. Also excludes 195,000 shares issuable upon exercise of options held by Jacob Wohlstadter, the adult son of Mr. Wohlstadter, that is currently exercisable or exercisable within 60 days. See "Certain Transactions".

(3) Includes 391,500 shares issuable upon exercise of options held by Dr. Massey that are currently exercisable or exercisable within 60 days.
    Also includes 28,000 shares that were issued under an early exercise feature in an option granted to Dr. Massey, subject to a limited repurchase right in favor of the Company at the option exercise price.

(4) Includes 177,000 shares issuable upon exercise of options held by Mr. Migausky that are currently exercisable or exercisable within 60 days. Also includes 23,463 shares held by Mr. Migausky's minor children and excludes 11,733 shares held by Mr. Migausky's adult child.

(5) Includes 10,000 shares issuable upon exercise of an option held by Mr. Salsmans that is currently exercisable or exercisable within 60 days.

(6) Includes 4,000 shares issuable upon exercise of an option held by Mr. Sistermans that is exercisable within 60 days.

(7) Includes 2,000 shares issuable upon exercise of an option held by Mr. Cass that is currently exercisable within 60 days.

(8) Includes 2,000 shares issuable upon exercise of an option held by Mr. Rees that is currently exercisable within 60 days.

(9) Includes 626,500 shares issuable upon exercise of options that are currently exercisable or exercisable within 60 days.


Compliance with Section 16(a) of the Securities Exchange Act of 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  Based on the Company's records and other information, the Company believes that its current directors and officers reported all transactions in the Company's common stock and options on a timely basis during the fiscal year ended March 31, 2001.

                             EXECUTIVE COMPENSATION

Compensation of Executive Officers

  The following table shows for the fiscal years ending March 31, 2001, 2000 and 1999, compensation awarded or paid to, or earned by each of the following (the "Named Executive Officers"):

                           Summary Compensation Table

                                                    Annual
                                                 Compensation                     Other Annual               Long-Term
                                                    Salary           Bonus        Compensation             Compensation
                                                    ------           -----        ------------            Awards/Options
Name and Principal Position             Year          ($)             ($)              ($)                  (# shares)
--------------------------------------  ----          ---             ---              ---                  ----------
Samuel J. Wohlstadter                   2001      $370,000         $170,400/(1)/         --                    200,000
Chairman and Chief Executive Officer    2000      $370,000               --              --                         --
                                        1999      $370,000               --              --                         --

Richard J. Massey, Ph.D.                2001      $308,750         $136,200/(1)/    $15,359/(2)/               100,000
President and Chief Operating Officer   2000      $298,000               --         $15,234/(3)/                    --
                                        1999      $298,000               --         $15,188/(4)/                    --

George V. Migausky                      2001      $209,000         $ 60,000/(1)/    $ 5,225/(5)/                25,000
Vice President and Chief Financial      2000      $209,000               --         $ 5,000/(5)/                    --
 Officer                                1999      $209,000               --         $ 4,500/(5)/                    --

_____________________________
(1) Paid to employee after end of fiscal year.

(2) Consists of annual lease value of Company provided automobile of $11,750 and 401(k) match of $3,609.

(3) Consists of annual lease value of Company provided automobile of $11,750 and 401(k) match amount of $3,484.

(4) Consists of annual lease value of Company provided automobile of $11,750 and 401(k) match amount of $3,438.

(5) Consists of 401(k) match amount.

Stock Option Grants and Exercises

  The Company has granted options to its executive officers under its 1985 Stock Option Plan (the "1985 Plan") and its 1994 Stock Option Plan ("1994 Plan"). The 1985 Plan has expired although options granted under that plan remain outstanding and exercisable.

Option Grants in Last Fiscal Year

  The following table sets forth information relating to options granted to each of the Named Executive Officers during the fiscal year ended March 31, 2001.

                       Option Grants in Last Fiscal Year

                                                                                        Potential Realized Value at
                                      Individual Grants (a)                                Assume Annual Rates of Stock
                                                                                         Price Appreciation for Option
                                                                                                   Term (b)
            -----------------------------------------------------------------------------------------------------------
                # of Shares         % of Total
                 Underlying       Options Granted
Name              Options         to Employees in      Exercise       Expiration
                  Granted           Fiscal Year         Price            Date                 5%                10%
            -----------------------------------------------------------------------------------------------------------
Samuel J.
Wohlstadter           200,000          23%              $18.75        Aug 1, 2010         $2.4 million       $6.0 million

Richard J.
Massey                100,000        11.5%              $18.75        Aug 1, 2010         $1.2 million       $3.1 million

George V.
Migausky               25,000         2.9%              $18.75        Aug 1, 2010         $  294,800         $  746,900

_______________________

(a) Each of these options was granted pursuant to the Company's 1994 Stock Option Plan and is subject to the terms of such plan.
(b) In accordance with the rules of the SEC, shown are the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of future increase in the price of the Company's common stock.


Aggregated Option Exercises in Last Fiscal Year, and Fiscal Year End Stock Option Values

  The following table sets forth information related to options exercised by the Named Executive Officers during the fiscal year ending March 31, 2001 and the number and value of options held at year-end.

                Aggregated Option Exercises in Last Fiscal Year
                    and Fiscal Year End Stock Option Values


                                                              Number of Securities
                                                             Underlying Unexercised          Value of Unexercised
                                                                   Options at               In-the-Money Options at
                              Shares           Value              March 31, 2001                March 31, 2001
                            Acquired on       Realized      Exercisable/Unexercisable       Exercisable/Unexercisable
Name                         Exercise           (1)                   (2)                             (3)
----                         --------           ---                   ---                             ---
Samuel J. Wohlstadter       100,000(4)          $0              577,500/205,000              $8.0 million/$107,200
Richard J. Massey, Ph.D.     80,000(5)          $0              367,500/104,000              $5.0 million/$ 74,500
George V. Migausky            4,000           $42,000           164,500/47,500               $1.8 million/$ 39,500

_______________________

(1) Based on the Fair Market Value of the Company's Common Stock on the date of exercise (the closing price) minus the exercise price and multiplied by the number of shares acquired.

(2) Includes both "in-the-money" and "out-of-the-money" options. "In-the-money" options are options with exercise prices below the market price of the Company's Common Stock on March 31, 2001.

(3) Based on the closing price of the Company's Common Stock on March 31, 2001 of $18.9375 minus the exercise price.

(4) Includes shares exercised under an early exercise feature of the options granted under the 1994 Stock Option Plan. As of July 23, 2001, 35,000 shares may be repurchased by the Company at the exercise price per share in the event the named individual leaves the employ of the Company before vesting. In addition, the shares were acquired pursuant to a 6.62% simple interest only, full recourse loan against all assets of Mr. Wohlstadter in the principal amount of $2,060,500 maturing in July 2008. The loan is collateralized by the pledge of 100,000 shares of the Company's Common Stock.

(5) Includes shares exercised under an early exercise feature of the options granted under the 1994 Stock Option Plan. As of July 23, 2001, 28,000 shares may be repurchased by the Company at the exercise price per share in the event the named individual leaves the employ of the Company before vesting. In addition, the shares were acquired pursuant to a 6.62% simple interest only, full recourse loan against all assets of Dr. Massey in the principal amount of $1,649,000 maturing in July 2008. The loan is collateralized by the pledge of 80,000 shares of the Company's Common Stock.

Report Of The Board Of Directors On Executive Compensation/1/
-------------------------------------------------------------

  From April 1 to July 14, 2000, the Compensation Committee of the Board of Directors, (the "Committee") was composed of two former directors, Messrs. Lurier and O'Neill, neither of whom has been an officer or employee of the Company. The Compensation Committee did not hold any meetings during that period. Effective July 14, 2000, the Compensation Committee is composed of Messrs. Salsmans and Sistermans, both of whom are "non-employee directors" and "outside directors" as defined in the rules promulgated by the Securities and Exchange Commission and Section 162(m) of the Internal Revenue Code, respectively. The Committee is responsible for establishing the Company's compensation programs for executive officers.

Compensation Philosophy

  The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to establish an appropriate relationship between executive compensation and the creation of long-term stockholder value. To meet these goals, the Committee has adopted a mix among the compensation elements of salary, bonus and stock options.

  Base Salary. The Committee periodically reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices, with emphasis on the latter. In general, the salaries and stock option awards of executive officers are not determined by the Company's achievement of specific corporate performance criteria. Instead the Committee determines the salaries for executive officers based upon a review of salary surveys of other emerging health care companies subjectively selected by the Committee. To provide the Compensation Committee with more information for making compensation comparisons, IGEN utilizes published salary surveys for the life science industry and surveys a relevant group of health care companies that are publicly traded. This group includes diagnostic, biotechnology and medical technology companies with size and market capitalizations similar to that of the Company. Based upon such surveys, the executive officers' salaries

-------------------
/1/ The material in this report is not "soliciting material", is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in any such filing.

are set in a range similar to other comparable health care companies.

  Bonus. The bonus program is a variable pay program for executive officers of the Company to earn additional annual compensation. The bonus award earned depends on the extent to which Company and individual performance objectives are achieved. The Company's objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal of building shareholder value. For fiscal 2001, these objectives were: (i) effective implementation of the planned growth of the Company; (ii) continued advances toward project goals in research and development programs; (iii) expansion of technological capabilities; (iv) progress toward commercial goals in development programs; (v) progress in connection with attainment of collaborative relationships; and (vi) progress in certain financial and administrative activities.

  The Committee did not meet to review salary and bonus compensation during fiscal 2001. However, after March 31, 2001, the Compensation Committee met to discuss salary and bonuses for executive officers. Based on the factors described above, the Compensation Committee awarded bonuses to Mr. Wohlstadter, Dr. Massey and Mr. Migausky in the amounts of $170,400, $136,200 and $60,000, respectively.

  Option Plans. The Option Plans offered by the Company have been established to provide all employees of the Company with an opportunity to share, along with stockholders of the Company, in the long-term performance of the Company.

  Periodic grants of stock options are generally made to all eligible employees, with additional grants being made to certain employees upon commencement of employment and occasionally following a significant change in job responsibilities, scope or title. Stock options granted generally have a five-year vesting schedule and expire 10 years from the date of grant. The exercise price of options granted under the stock option plans is usually 100% of fair market value of the underlying stock on the date of grant.

  Guidelines for the number of stock options for each participant in the periodic grant program generally are determined by a formula established by the Compensation Committee whereby several factors are applied to the salary and performance level of each participant and then related to the approximate market price of the stock at the time of grant. In awarding stock options, the Committee considers individual performance, overall contribution to the Company, officer retention, the number of unvested stock options and the total number of stock options to be awarded.

     During fiscal 2001, the Committee met to review stock option compensation, and in connection with its review and based on the foregoing factors decided to grant stock options to the Chief Executive Officer, President and Vice President-Finance. Each of the options granted provides that the consideration to be paid by the option holder to the Company can consist of an interest bearing recourse loan for a period of up to 10 years, with the interest rate set at fair market value at the time of exercise.

  In addition, the full Board of Directors met to discuss granting a loan to each of Messrs. Wohlstadter and Massey in connection with each of their exercise of a stock option previously granted. In establishing the terms of the loan, the Board of Directors evaluated such matters as amount, collateral, interest rate, terms, collectibility and such other factors as the Board determined to be relevant or appropriate.

  Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee believes that stock options granted under the Company's 1994 Stock Option Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant should be treated as "performance-based compensation" and any compensation recognized by a Named Executive Officer as a result of the grant of such a stock option is deductible by the Company.

CEO Compensation

  The Compensation Committee uses the same procedures described above in setting the annual salary, bonus and stock option awards for the CEO. The CEO's salary is determined based on comparisons with other public health care companies as described above. In awarding stock options and bonuses, the Compensation Committee considered the CEO's performance, overall contribution to the Company, retention, the number of unvested options and the total number of options to be granted and the Committee's subjective evaluation of the CEO's performance. As described above, in determining where the CEO's total compensation is set within the ranges and in light of the considerations described above, the Committee by necessity makes certain subjective evaluations. Compared to other health care companies surveyed by the Company, the CEO's salary is in the mid range and his bonus and stock options are in the low range. The Committee recognizes, however, that the CEO's overall equity ownership of the Company accumulated over an approximate twenty-year period is in the high range. On the basis of the foregoing factors the Committee determined to grant Mr. Wohlstadter a bonus in the amount of $170,400 and an option for 200,000 shares for fiscal 2001.

Conclusion

  Through the plans described above, a significant portion of the Company's compensation program and the CEO's and the other executive officers' compensation are contingent on Company performance, and realization of benefits by the CEO and the other executive officers is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation.

                                Compensation Committee
                                of the Board of Directors

                                     Robert R. Salsmans
                                     Joop Sistermans

                              CERTAIN TRANSACTIONS

  The Company's Bylaws provide that the Company will indemnify its directors and its officers, to the fullest extent permitted by Delaware law. The Company is also empowered under its Bylaws to enter into indemnification contracts with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to these provisions, the Company has entered into indemnity agreements with each of its directors and executive officers and has obtained director and officer liability insurance in the amount of $30 million.

  In addition, the Company's Certificate of Incorporation provides that the Company's directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care as a director, except liability for (i) any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which a director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the Delaware law.

  In 1993, the Company entered into a license agreement with Organon Teknika. Robert Salsmans, the President and Chief Executive Officer of Organon Teknika, is one of the Company's directors. Under the terms of the license agreement, the Company receives royalty payments from Organon Teknika from its product sales that utilize the Company's intellectual property. During the year ended March 31, 2001 these royalty payments aggregated $276,000. In addition, the Company and Organon Teknika have an ongoing supply agreement under which each party has agreed to supply to the other certain instruments and components. During the year ended March 31, 2001, the Company paid $83,200 to Organon Teknika and Organon Teknika paid $192,000 to the Company under this supply agreement.

  During fiscal year 1995 the Company entered into agreements to develop and commercialize biomedical products utilizing advanced materials and a supply agreement with Hyperion Catalysis International ("Hyperion"). Messrs. Massey and Wohlstadter are directors of Hyperion. In addition, Mr. Wohlstadter beneficially owns more than 50% of the outstanding common stock of Hyperion. During the fiscal year ended March 31, 2001 the Company did not pay to, or receive from, Hyperion any amounts under these agreements. In addition, Hyperion has a service arrangement with the Company under which the Company provides certain administrative and other services at cost to Hyperion. The total amount billed by, and reimbursed to, the Company under this arrangement for the year-ended March 31, 2001 was $377,000

  Mr. Wohlstadter is the principal stockholder and Chief Executive Officer of Pro-Virus, Inc. ("Pro-Virus"), Proteinix Corporation ("Proteinix"), and Pro-Neuron, Inc. ("Pro-Neuron") and Dr. Massey is a shareholder in Proteinix. Pro-Virus, Proteinix and Pro-Neuron each has had a services arrangement with the Company since 1994, 1992 and 1986, respectively, under which the Company provides certain services. These services include accounting, human resources and other administrative services, as well as facility related costs and services. The total amount billed by, and reimbursed to, the Company under this arrangement for the year ended March 31, 2001 was $1.9 million.

  During 1995, the Company established Meso Scale Diagnostics, LLC ("MSD"), a joint venture company formed for the development and commercialization of products utilizing a proprietary combination of multi-array technology together with ORIGEN and other technologies owned by IGEN. Since inception, MSD has been engaged in a research and development program based on multi-array diagnostic techniques and the ability to control and adapt surface chemistry reactions on a microscopic level. The process may generate thousands of reactions on a single surface with results presented on an array and read using electrochemiluminescence. Products based on these technologies would be used for multiparameter analysis for novel life science and clinical diagnostic applications. The multiple results would represent an advance in testing, enabling researchers and clinicians to analyze biological information rapidly and cost-effectively.

  The MSD joint venture was formed by the Company and Meso Scale Technologies, LLC ("MST"), a technology-based company established by Jacob Wohlstadter, the son of Samuel J. Wohlstadter, IGEN's Chief Executive Officer. The joint venture was initially scheduled to expire in November 2000 with extensions through April 20, 2001 at which time MST extended the term of the joint venture for up to 180 days under an automatic extension provision in the joint venture agreement.

  For the years ended March 31, 2001, 2000 and 1999, the Company made total contributions to MSD of $8.3 million, $4.5 million and $3.6 million, respectively. In addition, in the formation of the joint venture, the Company granted MSD a worldwide, perpetual license to ECL technology for use in its research program and related technologies. The license is royalty free as long as the Company holds voting equity in MSD and is exclusive subject to limited exceptions. In connection with the formation of the joint venture, MSD transferred all non-diagnostic applications of the ECL technology to MST. In addition, the Company agreed to fund the organizational and certain ongoing (non-research) expenses of MSD, as well as the patent and organizational costs of MST. Further, the Company has contributed the personnel, facilities, equipment and other resources necessary to permit MSD to conduct its research. In exchange for these contributions and resources, the Company receives voting ownership and non-voting ownership interests in MSD. The non-voting ownership interests provide the Company with a preferred return of 5% per annum, repaid out of a portion of future MSD profits.

  The Company, through an independent committee of its Board of Directors is currently negotiating with MST the terms under which the MSD joint venture may be continued, including the Company's ownership percentage of voting and non-voting interests in MSD. Although the Company has not committed to any specific level of or term for further funding of the joint venture, the Company is presently funding MSD's ongoing research, development and capital equipment costs, as well as certain patent costs of MST while the independent committee is negotiating with MST the terms under which the joint venture may be continued.
A new agreement may require the Company to make future capital contributions to the joint venture, in amounts that could be substantial. Due to the complexities of the issues, negotiations and agreements involved, there can be no assurance that a definitive agreement to continue the joint venture will be reached. In the event that the independent committee and MST reach agreement on the terms under which the MSD joint venture would be continued, the Company intends to publicly disclose such event, including the principal terms governing the arrangement, in a press release or a current report on Form 8-K.

  During the fiscal year ended March 31, 2001, Jacob Wohlstadter received $222,000 from his employment at MSD, which includes $25,600 paid by the Company for annual lease of automobile and apartment. Jacob Wohlstadter also has a consulting arrangement with IGEN under which he was granted, in May 1997, an option for 180,000 shares of IGEN Common Stock, at $6.00 per share, which was the fair market value on the date of grant. The option will expire on May 8, 2007 and is fully vested. On August 1, 2000, Mr. Wohlstadter was granted an option for 75,000 shares of the Company's Common Stock, at an exercise price of $18.75 per share, which was the fair market value on the date of grant. The option will expire on August 1, 2011 and 15,000 shares are exercisable within 60 days of July 23. The Company has also agreed to indemnify Jacob Wohlstadter against certain liabilities, including liability from the joint venture.

  In connection with the exercise of employee stock options in July 2000, Samuel Wohlstadter, Chairman and CEO, received a loan from the Company. The loan is a 6.62% simple interest only, full recourse loan against all assets of Mr. Wohlstadter in the principal amount of $2,060,500 maturing in July 2007. The loan is collateralized by the pledge of 100,000 shares of the Company's Common Stock.

  In connection with the exercise of an employee stock option in July 2000, Richard Massey, President and COO, received a loan from the Company. The loan is a 6.62% simple interest only, full recourse loan against all assets of Mr. Massey in the principal amount of $1,649,000, maturing in July 2007. The loan is collateralized by the pledge of 80,000 shares of the Company's common stock owned by Dr. Massey.

  The Board also authorized the Company to provide additional loans to Mr. Wohlstadter and Dr. Massey in the principal amounts of up to $2,962,275 and $1,937,500 respectively, to be used in connection with the exercise of options granted to each of them. The loans, if utilized by these individuals, would bear interest at fair market value rates, be full recourse and be collateralized by the pledge of shares of the Company's common stock.

  Richard Cass, a director of the Company, is a partner with the law firm of Wilmer, Cutler & Pickering and is a member of that firm's Management Committee and co-chairman of its Corporate Practices Group. The Company has retained Wilmer Cutler & Pickering to perform legal services for each of the three prior fiscal years.

  During the fiscal year ended March 31, 2001, the Company paid Anthony Rees $6,000 for consulting services. Compensation to Dr. Rees in that capacity ceased in June 2000 prior to his appointment as a director of the Company.

  During fiscal year ended March 31, 2001, the Company received notice that Brown Simpson Strategic Growth Fund L.P. initiated a shareholder derivative lawsuit for and on behalf of the shareholders of the Company in the Circuit Court of Montgomery County, Maryland against four of the Company's current directors, two former directors, three executive officers and the Company as a nominal defendant. In the complaint, Brown Simpson, stating that it holds 100 shares of the Company's Common Stock, alleges breach of fiduciary duties by the named individual defendants in connection with transactions between the Company and other entities in which certain directors and officers are alleged to have an interest, including its Meso Scale Diagnostics, LLC joint venture.

  A second shareholder derivative lawsuit was filed during fiscal year ended March 31, 2001 by Laurence Paskowitz in Circuit Court for Montgomery County, Maryland, for and on behalf of the shareholders of the Company. In the lawsuit, Mr. Paskowitz, purporting to own 600 shares of the Company's Common Stock, names as defendants all of the Company's existing directors, all of the current officers, two former directors and the Company as a nominal defendant. The allegations and the relief sought in this complaint are substantially the same as those set forth in the complaint filed by Brown Simpson.

PERFORMANCE MEASUREMENT COMPARISON(1)

  The following chart shows the comparison of total cumulative return on an investment of $100 invested on March 31, 1996 in cash of (i) the Company's Common Stock, (ii) the Russell 2000 Index, (iii) the JP Morgan H&Q HealthCare Index. All values assume reinvestment of the full amount of all dividends and are calculated as of March 31, 2001:


              Comparison of Total Cumulative Return on Investment*

                                    [GRAPH]

IGEN INC
                                            CUMULATIVE TOTAL RETURN
                                ----------------------------------------------
                                 3/96    3/97    3/98    3/99    3/00    3/01

IGEN INTERNATIONAL, INC.        100.00  100.00  807.14  457.14  476.19  360.72
RUSSELL 2000                    100.00  105.11  149.27  125.00  171.62  145.32
JP MORGAN H & HEALTHCA          100.00   96.83  133.36  147.22  185.03  204.01


                                $100 INVESTED ON 3/31/96 IN STOCK OR INDEX -
                                INCLUDING REINVESTMENT OF DIVIDENDS.
                                FISCAL YEAR ENDED MARCH 31.

(1) The material in this report is not "soliciting material", is not deemed filed with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in any such filing.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to present for action by the Stockholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.


                             STOCKHOLDER PROPOSALS

  Any proposals intended to be presented by any stockholder for action at the Company's 2002 Annual Meeting of Stockholders must be received by the Secretary of the Company at 16020 Industrial Drive, Gaithersburg, Maryland 20877 not later than April 1, 2002 to be included in the proxy statement and proxy relating to the 2002 Annual Meeting or to be properly brought before the Company's 2002 Annual Meeting.


                             FORM 10-K AVAILABILITY

  A copy of the Company's Annual Report to Stockholders for the fiscal year ended March 31, 2001 accompanies this Proxy Statement. The Company has filed an Annual Report for its fiscal year ended March 31, 2001 on Form 10-K with the Securities and Exchange Commission. Stockholders may obtain, free of charge, a copy of the Form 10-K by writing to Director, Corporate Communications, IGEN International, Inc., 16020 Industrial Drive, Gaithersburg, Maryland 20877.

                                By Order of the Board of Directors



                                George V. Migausky
                                Secretary

July 30, 2001

                                                                       EXHIBIT A
                            IGEN INTERNATIONAL, INC.
                             1994 STOCK OPTION PLAN
                            As Amended June 6, 2001

1.  Purposes.

  (a) The purpose of the Plan is to provide a means by which selected Employees of and Consultants to the Company, and its Affiliates, may be given an opportunity to purchase stock of the Company.

  (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

  (c) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.  Definitions.

  (a) "Affiliate" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

  (b) "Board" means the Board of Directors of the Company.

  (c) "Code" means the Internal Revenue Code of 1986, as amended.

  (d) "Committee" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

  (e) "Company" means IGEN International, Inc., a Delaware corporation.

  (f) "Consultant" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

  (g) "Continuous Status as an Employee or Consultant" means the employment or relationship as a Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

  (h) "Covered Employee" means the Chief Executive Officer and the four (4) other highest compensated officers of the Company.

  (i) "Director" means a member of the Board.

  (j) "Disinterested Person" means a Director who either (i) was not during the one year prior to service as an administrator of the Plan granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any of its affiliates entitling the participants therein to acquire equity securities of the Company or any of its affiliates except as permitted by Rule 16b-3(c)(2)(i); or (ii) is otherwise considered to be a "disinterested person" in accordance with Rule 16b-3(c)(2)(i), or any other applicable rules, regulations or interpretations of the Securities and Exchange Commission.

  (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

  (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  (m) "Fair Market Value" means, as of any date, the value of the common stock of the Company determined as follows:
     (1) If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;
     (2) If the common stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;
     (3) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

  (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

  (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

  (p) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

  (q) "Option" means a stock option granted pursuant to the Plan.

  (r) "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

  (s) "Optionee" means an Employee or Consultant who holds an outstanding
Option.

  (t) "Outside Director" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (as defined in the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an affiliated corporation receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an affiliated corporation at any time, and is not currently receiving compensation for personal services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

  (u) "Plan" means this 1994 Stock Option Plan.

  (v) "Rule l6b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule l6b-3, as in effect when discretion is being exercised with respect to the Plan.

3.  Administration.

   (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

   (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
          (1) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option; the provisions of each Option granted (which need not be identical), including the time or times such Option may be exercised in whole or in part; and the number of shares for which an Option shall be granted to each such person.
          (2) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.
          (3) To amend the Plan as provided in Section 11.
          (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

   (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee shall be Disinterested Persons and may also be, in the discretion of the Board, Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.
Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options to eligible persons who (1) are not then subject to
Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

   (d) Any requirement that an administrator of the Plan be a Disinterested Person shall not apply if the Board or the Committee expressly declares that such requirement shall not apply. Any Disinterested Person shall otherwise comply with the requirements of Rule 16b-3.

4.  Shares Subject To The Plan.

   (a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate two million five hundred thousand (2,500,000) shares of the Company's common stock. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not purchased under such Option shall revert to and again become available for issuance under the Plan.

   (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.  Eligibility.

   (a) Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted only to Employees or Consultants.

   (b) A Director shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of the Director as a person to whom Options may be granted, or in the determination of the number of shares which may be covered by Options granted to the Director: (i) the Board has delegated its discretionary authority over the Plan to a Committee which consists solely of Disinterested Persons; or (ii) the Plan otherwise complies with the requirements of Rule 16b-3. The Board shall otherwise comply with the requirements of Rule 16b-3. This subsection 5(b) shall not apply if the Board or Committee expressly declares that it shall not apply.

   (c) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five
(5) years from the date of grant.

   (d) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options covering more than two hundred thousand (200,000) shares of the Company's common stock in any twelve (12) month period.

   (e) Notwithstanding any other provision, Outside Directors are not eligible to be granted Options under the Plan.

6.  Option Provisions.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

   (a) Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

   (b) Price. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

   (c) Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, either at the time of the grant or exercise of the Option, (A) by delivery to the Company of other common stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

  In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

  (d) Transferability. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order satisfying the requirements of Rule 16b-3 and the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a QDRO. The person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

  (e) Vesting. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

  (f) Securities Law Compliance. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

  (g) Termination of Employment or Relationship as a Consultant. In the event an Optionee's Continuous Status as an Employee or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee's Continuous Status as an Employee or Consultant (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

  (h) Disability of Optionee. In the event an Optionee's Continuous Status as an Employee or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

  (i) Death of Optionee. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

  (j) Early Exercise. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

  (k) Withholding. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

7.  Covenants Of The Company.

  (a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.

  (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

8.  Use Of Proceeds From Stock.

  Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9.  Miscellaneous.

  (a) The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest pursuant to subsection 6(e), notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

  (b) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

  (c) Throughout the term of any Option, the Company shall deliver to the holder of such Option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the Option term, a balance sheet and an income statement. This section shall not apply when issuance is limited to key employees whose duties in connection with the Company assure them access to equivalent information.

  (d) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee, Consultant or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment or relationship as a Director or Consultant of any Employee, Consultant or Optionee with or without cause.

  (e) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

10.  Adjustments Upon Changes In Stock.

  (a) If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person during any twelve (12) month period pursuant to subsection 5(d), and the outstanding Options will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Options.

  (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan, or (ii) such Options shall continue in full force and effect. In the event any surviving corporation refuses to assume or continue such Options, or to substitute similar options for those outstanding under the Plan, then, with respect to Options held by persons then performing services as Employees, Directors or Consultants, the time during which such Options may be exercised shall be accelerated and the Options terminated if not exercised prior to such event.

11.  Amendment Of The Plan.

  (a) The Board at any time, and from time to time, may amend the Plan.
However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:
          (1) Increase the number of shares reserved for Options under the Plan;
          (2) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or
          (3) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of
Section 422 of the Code or to comply with the requirements of Rule 16b-3.

  (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

  (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

  (d) Rights and obligations under any Option granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

12.  Termination Or Suspension Of The Plan.

  (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on July 10, 2004, which shall be within ten
(10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

  (b) Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

13.  Effective Date Of Plan.

  The amendment to the Plan to increase the authorized number of shares available for grant under this Plan shall become effective immediately upon approval by the stockholders of the Company, which approval shall be within twelve (12) months after the date the Plan was amended by the Board.

                                  DETACH HERE

                                     PROXY

p                          IGEN INTERNATIONAL, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                   FOR THE ANNUAL MEETING OF STOCKHOLDERS
R                      TO BE HELD ON SEPTEMBER 13, 2001

     The undersigned hereby appoints Samuel J. Wohlstadter, Richard J. Massey
q and George V. Migausky, or any of them, as proxies of the undersigned, with full power of substitution, to vote all shares of stock of IGEN
O International, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of IGEN International, Inc. to be held at The Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, D.C. 20007 on September 13, 2001 at 10:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that
X the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Y UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED PROPOSALS AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                                  DETACH HERE

[X] Please mark votes as in this example.

MANAGEMENT RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS LISTED BELOW.

1. To elect two Class II directors for a three-year term and until their successors are elected, or until their prior resignation or removal.

    Nominee: (01) Richard J. Massey, Ph.D., (02) Joop Sistermana

                     FOR [_]                  WITHHELD [_]

[_] _______________________________________
FOR, EXCEPT WITHHELD FROM THE ABOVE NOMINEE

2. Proposal to approve an increase in the number of shares available for issuance under the Company's 1994 Stock Option Plan from 1,750,000 to 2,500,000.

    FOR [_]                   AGAINST [_]                   ABSTAIN [_]

3. The proxies are authorized to vote in their discretion on any other matters which may properly come before the Annual Meeting to the extent set forth in the proxy statement.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [_]

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title, if signer is a partnership. Please sign in partnership name by Authorized person.